Exhibit 10.5

Exclusive Operations and Consulting Services Agreement

This Exclusive Operations and Consulting Services Agreement (the “Agreement”) is entered into by and between the following parties on December 20,2022

Party A: Beijing Heli Fashion Technology Co., Ltd

Registered address: 1508, 12th Floor Apartment, No. 1 Xidawang Road, Chaoyang District, Beijing

Party B: Beijing Hexi Weiye Culture Media Co., Ltd

Registered address: Room 802, 8th Floor, Binhe Building, No. 115 Binhe Road, Mentougou District, Beijing

Party C1: Bin Feng

ID Number: [National ID]

Party C2: Xiaoyun He

ID Number: [National ID]

(Party C1 and Party C2 are collectively referred to as “Party C” or “Registered Shareholder”).

In this Agreement, Party A, Party B and Party C shall be referred to as a “Party” and collectively referred to as the “Parties”.

Whereas,

(1) Party A is a limited liability company incorporated in accordance with the laws of the People’s Republic of China (hereinafter referred to as “PRC”, for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Region). Mainly engaged in technical services, technology development, technical consulting, technical exchanges, technology transfer, technology promotion, software development, organization of cultural and artistic exchange activities, advertising design and agency, advertising production, advertising release, conference and exhibition services, etc., and has strong experience and resources in related fields.

(2) Party B is a limited liability company incorporated in accordance with the laws of the PRC, mainly engaged in the business of advertising agency, copyright purchase and sales, radio and television program production and operation, etc.

(3) As of the date of this Agreement, the registered shareholders hold a total of 100% of the equity of Party B, of which Party C1 holds 60.31% of the equity of Party B and Party C2 holds 39.69% of the equity of Party B.

(4) Each party agrees that Party A will provide Party B with exclusive operations and consulting services in accordance with the terms and conditions of this Agreement.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1.	Exclusive operations and consulting services; Exclusive and Exclusive Rights

1.1.	During the term of this Agreement, Party A agrees to provide Party B with relevant operation and consulting services as the exclusive operation and consulting service provider of Party B in accordance with the terms and conditions of this Agreement (see Appendix 1 for specific services).

1.2.	Party B and the Registered Shareholders agree to engage Party A to provide exclusive operation and consulting services to Party B.

1.3.	Party B and the Registered Shareholders further agree that, except with the prior written consent of Party A, during the term of this Agreement, Party B will not accept the same or similar operational and consulting services provided by any third party in connection with Party B’s business and will not enter into a similar partnership with any third party. Party A has the right to appoint any third party to provide any or all of the Services under this Agreement or to perform its obligations under this Agreement.

2.	Fees, payment methods and guarantees for operation and consulting services (“Service Fees”).

2.1.	Each party agrees that the Service Fees under this Agreement shall be determined and paid in the manner set out in Appendix II.

2.2.	The Registered shareholder shall ensure that Party B pays the Service Fees to Party A in accordance with the provisions of this Agreement. The Registered Shareholders shall provide Party A with a pledge guarantee of all the equity interests of Party B held by it for all obligations, liabilities, representations, warranties and undertakings of Party B and the Registered Shareholders under this Agreement.

3.	Intellectual Property

3.1.	The intellectual property rights and any rights derived therefrom all research and development results resulting from the performance of this Agreement and/or jointly signed agreements shall be owned by Party A, and Party A shall have exclusive ownership, rights and interests in such intellectual property rights. The above rights include, but are not limited to, the right to apply for patents, copyrights or other intellectual property rights of software,documents and materials as carriers, and the rights to license others to use or transfer such intellectual property rights.

3.2.	During the execution of this Agreement, if Party B needs to use Party A’s intellectual property rights, the Parties shall separately agree on the scope, method and licensing fee of the relevant intellectual property rights.

3.3.	During the execution of this Agreement, Party A has the right to use Party B’s intellectual property rights free of charge and unconditionally.

4.	Representations and Warranties

4.1.	Party A and Party B hereby represent and warrant as follows:

4.1.1.	It is a limited liability company legally incorporated and validly existing in accordance with the laws of the PRC;

4.1.2.	its execution and performance of this Agreement is within its corporate capacity and scope of its business operations; it has taken the necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government authorities, and will not violate any restrictions in law or otherwisebinding or having an impact on it;

4.1.3.	Once this Agreement is signed and takes effect, it shall constitute its legal, valid, and binding and enforceable obligation in accordance with the terms of this Agreement.

4.2.	Party C hereby represents and warrants as follows:

4.2.1.	They are Chinese citizens with full capacity for civil conduct;

4.2.2.	He/she has the complete and appropriate capacity to execute, deliver and perform this Agreement and has obtained the necessary consents and approvals from third parties and government authorities, and will not violate any restrictions in law or otherwise binding or having an impact on him/her;

4.2.3.	Once this Agreement is signed and takes effect, it shall constitute his/her legal, valid, binding and enforceable obligation in accordance with the terms of this Agreement.

4.3.	Party B and Party C hereby represent and warrant as follows: If there is a potential conflict of interest among Party A, Party B and Party C, or between any Parties, Party B and Party C will give priority to protecting and will not harm the interests of Party A or its direct or indirect holding company.

5.	Commitments and Obligations of Party B

5.1.	Party B and the Registered Shareholders hereby undertake that, without the prior written consent of Party A, no entity of Party B shall carry out any activity (other than transactions entered into in the ordinary course of business) that may affect its assets, liabilities, rights or operations, including but not limited to:

5.1.1.	enter into a transaction outside the ordinary course of business or a transaction that is unusual than previously practiced, or conduct or cause to be carried out any act/omission that may affect the business, employees, business conditions, asset value, goodwill, liabilities or rights of any of Party B’ entities;

5.1.2.	supplementing, altering or amending Party B’s articles of association in any form, adjusting Party B’s business scope, increasing or decreasing its registered capital, or otherwise changing its registered capital structure;

5.1.3.	Change or remove Party B’s legal representative, directors, supervisors, managers, chief financial officer or other senior management;

5.1.4.	sell, transfer, assign, pledge or otherwise dispose of any assets (including but not limited to intellectual property rights), business or interest of a Registered Shareholder in Party B of any entity, provide guarantee to any third party, or permit any other encumbrances to be placed on Party B at any time from the effective date of this Agreement;

5.1.5.	incurring, inheriting, guaranteeing or permitting the existence of any debt except (i) debts inccured in the ordinary course of business rather than borrowing money; and (ii) debts that have been disclosed to Party B and with written consent of Party A;

5.1.6.	change day-to-day business procedures or revise any material internal policies;

5.1.7.	make material changes to the business model, marketing strategy, business policies or customer relationships of any of Party B’s entities;

5.1.8.	enter into any material contract;

5.1.9.	to give a loan or credit to any person;

5.1.10.	merge or unite with any person, or acquire or invest in any person;

5.1.11.	distribution of dividends or payment of any amount in any form to shareholders of Party B; However, upon Party A’s request, all its distributable profits shall be immediately distributed to the Registered Shareholders in whole or in part according to the proportion of the shares held by the Registered Shareholders in Party B; and

5.1.12.	Dissolution or liquidation and distribution of assets.

5.2.	Party B and the Registered Shareholders each agree to abide by the following commitments and obligations:

5.2.1.	Accept Party A’s recommendations on employee appointment and dismissal, day-to-day operation and management, and financial system management;

5.2.2.	Party A has the right to nominatate, elect, appoint and replace Party B’s legal representative, directors, supervisors, managers, chief financial officer and other senior management;

5.2.3.	Party A has the right to collect or inspect Party B’s accounts on a regular basis, and Party B and the Registered Shareholders shall provide Party B with information about Party B’s operation and financial status at the request of Party A;

5.2.4.	Maintain the existence of Party B in accordance with sound financial and business standards and practices, obtain and maintain all government permits and licenses (including but not limited to the Radio and Television Program Production and Business License) necessary for Party B to engage in business, and operate its business and conduct affairs prudently and effectively;

5.2.5.	Conduct all operations in the ordinary course of business at all times to maintain the value of Party B’s assets;

5.2.6.	Purchase and hold insurance from an insurance company accepted by Party A, and maintain the same amount and type of insurance as a company that operates a similar business and owns similar property or assets in the same territory as Party B;

5.2.7.	Notify Party A immediately of any litigation, arbitration or administrative proceeding that has occurred or may occur in relation to Party B’s assets, business and income;

5.2.8.	to maintain Party B’ ownership of all of its assets, to execute all necessary or appropriate documents, to take all necessary or appropriate actions and to assert all necessary or appropriate claims or to defend all claims;

5.2.9.	Party A has the right to require Party B to submit to Party A its respective licenses and seals that are essential for daily operations (including but not limited to business licenses, Radio and Television Program Production and Business Licenses, company seals and financial seals) for proper safekeeping;

5.2.10.	In the event that Party B is dissolved or liquidated in accordance with the laws of the PRC or upon the written request of Party A, (i) the Registered Shareholders and Party B shall establish a liquidation committee composed of members appointed by Party A to manage Party B’s assets to the extent permitted by the laws and regulations of PRC, and (ii) all remaining assets of Party B attributable to the Registered Shareholders shall be transferred to Party A and/or its desginee at zero consideration or the lowest price permitted by the laws and regulations of the PRC, or the liquidation committee diposed the aforesaid remaining assets on the basis that to protect the interests of Party A’s direct or indirect shareholders and/or creditors, and if Party A and/or its desginee fails to purchase the aforesaid remaining assets from the Registered Shareholders and Party B for zero consideration, the Registered Shareholders and Party B shall refund the amount to Party A and/or its designee in full in the manner required by Party A as soon as possible after receiving the corresponding purchase price (provided that the Registered Shareholders and Party B incur taxes (if any) arising from the transfer of such assets may be deducted from such amounts) notwithstanding the completion of aforesaid (i);

5.2.11.	In the event of any change in the equity interest of Party B directly or indirectly held by the Registered Shareholders as a result of any event, the Registered Shareholders shall ensure, and Party B shall procure that the successor or successor who directly or indirectly holds the equity interest in Party B, must be bound by the arrangements of this Agreement as if such successor or successor were a party to this Agreement;

5.2.12.	During the period the Registered Shareholders hold any equity interest in Party B, and as parties in this Agreement, and the Exclusive Option Agreement, Share Pledge Agreement and Entrustment Agreement signed by the Registered Shareholders and other relevant parties on the date of this Agreement(and the agreements supplementing and amending the foregoing agreements, and such other agreements, contracts or legal documents signed or issued by one party or parties from time to time to ensure the performance of the foregoing agreements and other agreements, contracts or legal documents signed or agreed by Party A) During the validity period of such agreements, the Registered Shareholders undertake to the other parties and ensure that they will always maintain their Chinese citizenship and shall be domiciled in China, and that they have not and will not seek, apply for or acquire any other country or territory (including the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region), nationality, long-term or permanent residence, long-term legal residence, or other similar or equivalent rights, qualifications or status, which have not and will not reside abroad.

6.	Subordinate entities accede to this Agreement

Party B and the Registered Shareholders agree that with respect to any Subsidiary Entity acquired, invested in or established by Party B individually or jointly with other parties after the Effective Date of this Agreement (with respect to any entity, “Subsidiary Entity” means a Subordinate Entity in which it directly or indirectly holds more than 50% ownership or voting rights represented by shares, and any entity that directly or indirectly has the right to appoint a majority of directors or similar control or which has the power to determine its management or policies through a scheme of arrangement), Party B and the Nominee Shareholders shall, and/or shall ensure that such Subordinate Entities are included in this Agreement as one of the Entities of Party B in any of the following ways as determined by Party A in its sole discretion at that time: (i) the parties and their Subsidiaries under this Agreement jointly enter into a Supplemental Agreement to this Agreement, or (ii) Party A and Subsidiaries jointly execute a Supplemental Agreement to this Agreement, and such Subsidiaries are agreed in the foregoing relevant agreementsParty B will enjoy/assume all the corresponding rights, representations, warranties, obligations, undertakings and liabilities as a subordinate entity of Party B under this Agreement (for the avoidance of doubt, the service fee payable by the Subordinate Entity under this Agreement shall be converted accordingly on the basis of the amount of the service fee specified in Appendix II according to the proportion of the equity directly or indirectly held by Party B of the Subordinate Entity or the proportion of the shareholder rights of the Subordinate Entity), and Party A will have/assume all the corresponding rights and responsibilities of the Subordinate Entity to the Subordinate Entity of Party B under this Agreement, Representations, Warranties, Obligations, Undertakings and Responsibilities. Each party hereby expressly agrees to make the Subordinate Entity join this Agreement as one of the entities of Party B by any of the above methods as determined by Party A, and if Party A decides to join the Subsidiary Entity in the manner set forth in paragraph (ii), no additional written consent of Party B and the Registered Shareholders shall be required at that time, and the Supplemental Agreement to this Agreement signed by Party A and the Subsidiary Entity at that time shall be complete and fully effective upon signing. Party B and the Nominee Shareholder agree to cooperate with Party A to sign all necessary documents and take all necessary actions in connection with the foregoing.

7.	Confidentiality

7.1.	Party B and the Nominee Shareholder agree to be responsible for Party B’s access to or access to Party A’s confidential materials and information (“Confidential Information”) as a result of Party B’s acceptance of Party A’s exclusive operations and consulting services. We will endeavour to maintain the confidentiality of the information by all reasonable measures. Without the prior written consent of Party A, Party B or the registered shareholder shall not disclose, give or transfer such confidential information to any third party. Upon termination of this Agreement, Party B shall, and the Registered Shareholder, ensure that Party B returns any documents, materials or software containing Confidential Information to Party A at your request or destroys it at its own discretion and deletes any Confidential Information from all relevant memory devices and shall not continue to use such Confidential Information.

7.2.	The parties to this Agreement acknowledge and confirm that any oral or written information exchanged between them in connection with this Agreement is confidential. Each party shall keep all such information confidential and shall not disclose any such information to any third party without the prior written consent of the party to whom the information belongs, except in the following circumstances: (a) the public knows or will become aware of such information (but it is not disclosed to the public by the party to whom the information is received).； (b) information required to be disclosed under applicable laws or stock exchange rules or regulations; or (c) information that either party is required to disclose to its legal or financial advisers in connection with the transactions described in this Agreement, and such legal or financial advisers are subject to confidentiality obligations similar to those contained herein. The leakage of the confidentiality of the staff of either party or the employing agency shall be deemed to be the disclosure of the confidentiality of that party, and the party shall be liable for breach of contract in accordance with this Agreement.

7.3.	Each party agrees that this Section 7 will remain in effect regardless of whether this Agreement is invalid, varied, rescinded, terminated or inoperable.

8.	Indemnification

Party B shall indemnify and hold Party A harmless from and against any losses, damages, obligations and expenses arising out of or arising out of any action, demand or other demand against Party A arising out of or arising out of the content of the exclusive operation and consulting services requested by Party B.

9.	Expiration Date

9.1.	This Agreement shall enter into force on the date set forth in the Memorandum upon its signature and seal by the parties (and their respective authorized representatives).

9.2.	This Agreement shall be effective for a period of ten (10) years unless terminated earlier pursuant to the terms of this Agreement or a separate agreement entered into by the Parties.

9.3.	This Agreement shall automatically renew for a period of ten (10) years upon expiration (including the expiration of any renewal thereof) unless Party A notifies it in writing prior to its expiration of term.

9.4.	If, within the period specified in Clauses 9.2 and 9.3, the term of operation of either Party A and Party B expires or terminates for other reasons, such Party shall promptly renew its term of operation and use its best efforts to obtain approval and registration of the renewal from the competent authority so that this Agreement can continue to be valid and enforceable, unless such party has assigned its rights and obligations in accordance with Clause 15 of this Agreement.

10.	Pull the plug

10.1.	Terminate on the expiration date. This Agreement shall terminate on the expiration date unless renewed in accordance with the relevant provisions of this Agreement.

10.2.	Early Termination. Except as otherwise expressly provided by applicable laws and regulations, this Agreement may only be terminated if: (i) continued performance of its obligations and obligations under this Agreement would result in a breach or non-compliance with applicable laws and regulations, the Listing Rules or the requirements of any stock exchange; (ii) all of Party C’s equity interests in Party B are transferred to Party A or its designee in accordance with applicable laws and regulations; (iii)All assets of Party B attributable to Party C shall be transferred to Party A or its designee in accordance with applicable laws and regulations; or (iv) Party A unilaterally terminates this Agreement at any time by giving fifteen (15) days’ prior written notice.

10.3.	Terms after Termination. Upon termination of this Agreement, the rights and obligations of the parties under Sections 7, 11, 12 and 14 will survive termination.

11.	Governing Law

The performance, interpretation and enforcement of this Agreement shall be governed by the laws of PRC.

12.	Dispute Resolution

In the event of a dispute between the parties regarding the interpretation and performance of the terms of this Agreement, the parties shall negotiate in good faith to resolve the dispute. If the parties fail to reach an agreement, either party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in force at the time. The place of arbitration is in Beijing; The language of the arbitration shall be Chinese. The arbitral award shall be final and binding on all parties. The Arbitration Commission shall have the right to award compensation or satisfaction for the losses suffered by Party A due to the breach of contract by the other parties to this Agreement, to award compulsory relief for the relevant business or compulsory asset transfer, or to order Party B or Party B’s subordinate entities to go bankrupt, dissolve or liquidate Party B or Party B’s subordinate entities for the equity interest of Party B held by the Registered Shareholders, the assets or property interests of any entity of Party B (if applicable). After the arbitral award enters into force, either party shall have the right to apply to a court of competent jurisdiction for enforcement of the arbitral award.

At the request of one of the parties to the dispute, the court of competent jurisdiction shall have the power to grant interim relief in support of the arbitration, such as the seizure or freezing of a judgment or award on the equity interest, property interest (if applicable) or other assets of the defaulting party, pending the constitution of the arbitral tribunal in accordance with law, or where appropriate. In addition to the Chinese courts, the courts of Hong Kong, the courts of the Cayman Islands, and the company to be listed (referring to Unitrend Entertainment Group Limited, a company incorporated under the laws of the Cayman IslandsThe court where the principal assets are located and the court where the principal assets of any entity of Party B are located shall also be deemed to have jurisdiction for the purposes described above. During the arbitration, the parties to this Agreement shall continue to perform their other obligations under this Agreement except for the disputed matters submitted to arbitration.

13.	Force Majeure

13.1.	“Force Majeure” means any event beyond the reasonable control of a party that is unavoidable with the reasonable care of the affected party, including, but not limited to, acts of government, natural forces, fire, explosion, storm, flood, earthquake, tide, lightning or war. However, the lack of creditworthiness, funds or financing shall not be deemed to be beyond the reasonable control of a party. A party seeking to be exempted from performance under this Agreement due to force majeure shall notify the other party of such release as soon as possible and inform it of the steps to be taken to complete the performance.

13.2.	When the performance of this Agreement is delayed or hindered due to force majeure as defined above, the party affected by the force majeure shall not be liable under this Agreement to the extent that it is delayed or hindered. The affected party shall take appropriate measures to reduce or eliminate the effects of force majeure and shall endeavour to restore the performance of obligations delayed or hindered by force majeure. Once the force majeure is eliminated, the parties agree to use their best efforts to resume performance under this Agreement.

14.	Notice

Notices or other communications to be given by either party in accordance with this Agreement shall be in writing in Chinese and may be sent by hand, registered mail, postage prepaid, or approved courier service or graphic facsimile to the address of the relevant party at the following address or such other address as notified by the relevant party from time to time to the first party or to the address of such other person designated by the relevant party. The date on which a notice is deemed to have been physically served shall be determined as follows: (a) a notice delivered by hand, which shall be deemed to have been actually served on the day of personal delivery; (b) notices given by letter shall be deemed to have been actually given on the tenth (10th) day after the date of dispatch of the postage paid by registered airmail (as indicated on the postmark) or on the fourth (4th) day after delivery to an internationally recognized courier service; and (c) notices sent by facsimile, the time of receipt shown on the acknowledgement of transmission of the document in question shall be deemed to have been actually delivered.

Party A: Beijing Heli Fashion Technology Co., Ltd

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing]

To: [Yujie Cui].

Telephone: [Phone Number]

E-mail: [Email]

Party B: Beijing Hexi Weiye Culture Media Co., Ltd

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing]

Recipient: [Yujie Cui]

Telephone: [Phone Number]

E-mail: [Email]

Party C 1: Bin Feng

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Telephone: [Phone Number]

E-mail: [Email]

Party C 2: Xiaoyun He

Address: [1508, Block B, Winterless Center, No. 1 West Dawang Road, Chaoyang District, Beijing].

Telephone: [Phone Number]

E-mail: [Email]

15.	Assignment of Agreement

15.1.	Party B and the Registered Shareholders shall not assign their rights and obligations under this Agreement to any third party without Party A’s prior written consent.

15.2.	Party B and the Registered Shareholders hereby agree that Party A may transfer its rights and obligations under this Agreement to other third parties when it needs to. Party A is only required to give written notice to the other Parties at the time of such transfer and is no longer required to obtain the consent of Party B or any of the Registered Shareholders in respect of such transfer.

16.	Integrity of the Agreement

Each party acknowledges that this Agreement, once in force, constitutes the entire agreement and understanding of the parties with respect to the contents of this Agreement, and completely supersedes all oral and/or written agreements and understandings reached by the parties prior to this Agreement with respect to the contents of this Agreement.

17.	Severability of the Agreement

If any provision of this Agreement is invalid or unenforceable due to inconsistency with applicable law, such provision shall be deemed invalid only to the extent of the relevant jurisdiction and will not affect the legal effect of the other provisions of this Agreement.

18.	Modifications and Additions to the Agreement

Each party shall make amendments and additions to this Agreement by written agreement. The amended and supplemental agreements relating to this Agreement duly signed by all parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

19.	Successor

Each party acknowledges that this Agreement shall be binding upon each party’s respective successors, successors and permitted assignees, and that such successors, successors or assigns shall abide by the provisions of this Agreement, assume their responsibilities and obligations hereunder, and enjoy the rights hereunder, as if they were a party to this Agreement.

Party C undertakes to Party A that in the event of Party C’s death, incapacity or limited capacity, divorce or other circumstances that may affect the exercise of its direct or indirect equity interests in Party B, Party C’s obligations and responsibilities under this Agreement and the rights enjoyed by Party C shall be borne and enjoyed by its successors or successors. No will, divorce agreement, debt settlement agreement, or legal document of any kind shall impair or hinder the execution of this Agreement unless the prior written consent of Party A is obtained.

20.	Counterparts

The original of this Agreement shall be executed in four copies, each Party having one copy with equal legal validity.

[No text on this page]

Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this contract in person on the date set out in the foreground for the purpose of keeping this contract.

Party A: Beijing Heli Fashion Technology Co., Ltd. (official seal).

Signature:	/s/ Bin Feng
Name:	Bin Feng
Position:	Legal representative

Signature page of the Exclusive Operations and Consulting Services Agreement

[No text on this page]

Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this contract in person on the date set out in the foreground for the purpose of keeping this contract.

Party B: Beijing Hexi Weiye Culture Media Co., Ltd. (official seal).

Signature:	/s/ Bin Feng
Name:	Bin Feng
Position:	Legal representative

Signature page of the Exclusive Operations and Consulting Services Agreement

[No text on this page]

Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this contract in person on the date set out in the foreground for the purpose of keeping this contract.

Party C 1: Bin Feng

Signature:	/s/ Bin Feng

Signature page of the Exclusive Operations and Consulting Services Agreement

[No text on this page]

Accordingly, each party has instructed its respective legal representatives or authorized representatives to sign this contract in person on the date set out in the foreground for the purpose of keeping this contract.

Party C 2: Xiaoyun He

Signature:	/s/ Xiaoyun He

Signature page of the Exclusive Operations and Consulting Services Agreement

Appendix 1: List of operations and consulting services

During the term of this Agreement, Party B and the Nominee Shareholders agree to hereby appoint Party A to provide the following operational and advisory services to each of Party B’s entities in accordance with the terms and conditions of this Agreement:

(1)	Advice on business activities, financing, investments;

(2)	Consultants related to radio and television program production, copyright purchase and sales, advertising production and agency;

(3)	human resource management;

(4)	market research;

(5)	marketing and business development strategies;

(6)	business management consulting;

(7)	development and monitoring of operational and marketing strategies;

(8)	internal management; and

(9)	Other services relating to management and shareholder rights.

Annex I of the Exclusive Operations and Advisory Services Agreement

Appendix II: Fees and payment methods for exclusive operation and consulting services

1. Fees:

The parties agree that Party B shall pay Party A a service fee for the exclusive operation and consulting services provided by Party A under this Agreement, and the amount of the service fee payable for each financial year shall be equal to 100% of Party B’s total pre-tax profit for that financial year without calculating the service fee under this Agreement after Party B has made up for the losses of the previous year (if necessary) and deducted the necessary costs, expenses and taxes required for the operation of the business。 For the avoidance of doubt, the first billing period under this Agreement shall be from the Effective Date of this Agreement to the end of the fiscal year in which the Effective Date of this Agreement shall be, and the last billing period under this Agreement shall be from the beginning of the financial year in which the effective date of this Agreement is to the date of termination of this Agreement; The amount of the Service Fee corresponding to the aforesaid two billing periods shall be converted accordingly according to the proportion of the number of days in the relevant billing period to the number of days in the relevant financial year.

The service fee paid by Party B to Party A under this Agreement shall not be subject to any deduction (such as bank charges, etc.), and all such deductions shall be borne by Party B.

Party B shall provide you with all financial information necessary to calculate the fees for the Services for the preceding fiscal year (or the first billing period, the last billing period, as the case may be) within thirty (30) days after the end of each fiscal year (or the date of termination of this Agreement, as the case may be). Party A may, at its sole discretion, issue a payment notice to Party B at any time after calculating the amount of the service fee for the previous financial year (or the first billing period or the last billing period, as the case may be) (see Appendix III for the format of the payment notice).

If Party A questions the financial information provided by Party B, it may appoint an independent accountant in good standing to audit the relevant information. The audit shall be conducted during normal business hours and shall not affect the normal business of Party B’s Relevant Entities, in which case Party B’s Relevant Entities shall cooperate. In the event of any discrepancy in the amount of service fees approved by Party A and Party B, the amount determined by Party A’s authorized representative shall prevail.

Appendix II to the Exclusive Operations and Advisory Services Agreement

Party A and Party B hereby confirm that the Service Fee is only the remuneration that Party A shall receive for providing services. All expenses and expenses incurred by Party A in providing such services, such as travel expenses, transportation expenses, postage expenses, and advance payment (“Other Expenses”), shall be borne separately by Party B.

If Party A believes that the service fee agreed in this Appendix II cannot adapt to the changes in objective circumstances and needs to be adjusted, Party B shall actively and in good faith negotiate with Party A within seven (7) working days after the date of Party A’s written request for fee adjustment to determine the new fee standard or mechanism. If Party B does not reply within seven (7) working days after receiving the above adjustment notice or if Party B and Party A do not agree on a new fee standard or mechanism within seven (7) business days, the new fee standard or mechanism requested by Party A shall apply.

2. Payment Methods

Party B shall pay the service fee and other fees specified in the payment notice to the account designated by Party A within seven (7) working days after receiving the payment notice from Party A (postponed accordingly in case of statutory holidays or rest days). If Party B fails to pay the service fee and other fees in full and on time in accordance with the provisions of this Agreement, Party B shall pay Party A the default interest on the loan interest rate of the People’s Bank of China for the same period according to the amount in arrears, and the calculation period shall be from the date of payment to the date of actual payment.

Appendix II to the Exclusive Operations and Advisory Services Agreement

Annex III:

Sample “Service Fee Payment Notice”.

To: Beijing Hexi Weiye Culture Media Co., Ltd

Service Fee Payment Notice

According to the Exclusive Operation and Consulting Services Agreement signed between us and you, Bin Feng and Xiaoyun He on ___ ___, as consideration for the services we provide to you during the period from [Fill in Date] to [Fill in Date], the service fee payable by you to us is RMB [Fill in Amount]; Other fees are in RMB.

Before [fill in date], please arrange for the service fee and other charges to be remitted to the following bank account:

Account Name:[  ]

Bank:[  ]

Account number:[  ]

Best regards!

————————

(Signature of the legal representative)

Beijing Heli Fashion Technology Co., Ltd. (official seal).

Date:

Annex III of the Exclusive Operations and Advisory Services Agreement